Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports First Quarter Fiscal 2015 Results; Reiterates Full Year Adjusted EBITDA Expectations

•	Solid order and community count growth

•	Year-over-year margin improvement, excluding warranty charges

•	On track to reach “2B-10” by the end of fiscal 2016

ATLANTA, January 30, 2015 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the three months ended December 31, 2014.

The Company reported a net loss from continuing operations of $18.1 million for the quarter ended December 31, 2014, compared with a net loss of $3.9 million for the quarter ended December 31, 2013. Excluding unexpected warranty charges of $13.6 million, as detailed below, the Company’s net loss from continuing operations was $4.5 million.

The Company remains on track to meet its “2B-10” objectives to reach $2 billion in revenue with a 10 percent Adjusted EBITDA margin by the end of fiscal 2016. In the quarter ended December 31, 2014, orders were up 7.9 percent, average selling prices (ASP) were up $16 thousand, or 5.8 percent, the quarter-end community count was up 13 percent and homebuilding gross margins (excluding impairments, abandonments, interest amortized to cost of sales and the warranty charges) improved by 60 basis points.

“Improvements in new home orders, ASP, community count and gross margins were all positive indicators of progress on our '2B-10' objectives,” said Allan Merrill, CEO of Beazer Homes. “A lower-than-expected backlog conversion rate and unexpected charges adversely impacted quarterly revenue and profitability. However, with an improving sales environment and the largest December 31st backlog value since 2007 we remain optimistic about our ability to achieve a $20 million improvement in Adjusted EBITDA for fiscal 2015, excluding the unexpected charges taken this quarter."
Warranty Charges
The Florida warranty charges referenced above are included in the Company’s cost of sales and are associated with stucco installation issues that resulted in water intrusion problems in some of the homes in certain of the Company’s communities located in Fort Myers and Tampa, Florida. Since first learning of these potential issues, the Company expanded its efforts to identify, examine and repair homes that may have been impacted. As a result, the Company recorded $13.6 million in warranty charges during its fiscal first quarter to cover the estimated remaining repair costs on homes already identified as having stucco installation issues as well as an estimate of repair costs that may arise from future warranty claims in these markets.
The Company believes it is likely that it will recover a portion of its repair costs, either from its direct insurers or from involved subcontractors or their insurers. However, the amount of any potential recovery is currently unknown and was therefore not included in any assessment of the overall warranty liability.

Summary results for the three months ended December 31, 2014 are as follows:

Q1 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended December 31,
	2014	2013	Change
New Home Orders	966	895	7.9%
Orders per month per community	2.1	2.2	(4.5)%
Actual community count at month-end	156	138	13.0%
Average active community count	154	138	11.6%
Cancellation rates	21.4%	21.8%	40 bps

Total Home Closings	885	1,038	(14.7)%
Average sales price from closings (in thousands)	$295.6	$279.3	5.8%
Homebuilding revenue (in millions)	$261.6	$290.0	(9.8)%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	13.5%	18.8%	-530 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	16.6%	21.2%	-460 bps
Homebuilding gross profit margin, excluding I&A, interest amortized to cost of sales and unexpected warranty costs	21.8%	21.2%	60 bps

Loss from continuing operations before income taxes (in millions)	$(18.8)	$(3.9)	$(14.9)
Benefit from income taxes (in millions)	$(0.7)	$—	$(0.7)
Net loss from continuing operations (in millions)	$(18.1)	$(3.9)	$(14.2)
Basic Loss Per Share	$(0.68)	$(0.16)	$(0.52)

Total Company land and land development spending (in millions)	$145.4	$123.8	$21.6
Total Company Adjusted EBITDA (in millions)	$(1.3)	$21.6	$(22.9)
Total Company Adjusted EBITDA, excluding unexpected warranty costs and the accrual in discontinued operations (in millions)	$16.3	$21.6	$(5.3)

As of December 31, 2014

	As of December 31,
	2014	2013	Change
Backlog	1,771	1,750	1.2%
Dollar value of backlog at end of period (in millions)	$560.5	$500.0	12.1%
ASP in Backlog	$316.5	$285.7	10.8%
Land and lots controlled	27,908	28,978	(3.7)%

Q1 Results from Discontinued Operations
The Company recorded a $4.3 million charge in discontinued operations (including $4.0 million related to an accrual for one construction defect case) resulting in a total net loss of $22.3 million for the quarter ended December 31, 2014.
Conference Call

The Company will hold a conference call on January 30, 2015 at 9:30 am ET to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 866-436-9398 or 203-369-1041 and enter the passcode “3740” (available until 10:59 pm ET on February 6, 2015), or visit www.beazer.com.  A replay of the webcast will be available at www.beazer.com for at least 30 days.

Headquartered in Atlanta, Beazer Homes is one of the country's 10 largest single-family homebuilders. The Company's homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with Choice Plans to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service. The Company offers homes in 16 states, namely Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things: (i) the availability and cost of land and the risks associated with the future value of our inventory such as additional asset impairment charges or writedowns; (ii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decreases in the price of new homes and resale homes in the market; (iii) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (iv) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (v) shortages of or increased prices for labor, land or raw materials used in housing production; (vi) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (vii) our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (viii) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest, or an increased number of foreclosures; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xi) estimates related to the potential recoverability of our deferred tax assets; (xii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xiii) the results of litigation or government proceedings and fulfillment of the obligations in the consent orders with governmental authorities and other settlement agreements; (xiv) the impact of construction defect and home warranty claims, including water intrusion issues in Florida and New Jersey; (xv) the cost and availability of insurance and surety bonds; (xvi) the performance of our unconsolidated entities and our unconsolidated entity partners; (xvii) delays in land development or home construction resulting from adverse weather conditions; (xviii) the impact of information technology failures or data security breaches; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Carey Phelps
Director, Investor Relations & Corporate Communications
770-829-3700
investor.relations@beazer.com
-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share data)

	Three Months Ended
	December 31,
	2014	2013
Total revenue	$265,764	$293,170
Home construction and land sales expenses	230,546	238,469
Inventory impairments and option contract abandonments	—	31
Gross profit	35,218	54,670
Commissions	10,926	11,821
General and administrative expenses	31,441	28,410
Depreciation and amortization	2,341	2,907
Operating (loss) income	(9,490)	11,532
Equity in income of unconsolidated entities	142	319
Other expense, net	(9,434)	(15,757)
Loss from continuing operations before income taxes	(18,782)	(3,906)
(Benefit from) provision for income taxes	(696)	42
Loss from continuing operations	(18,086)	(3,948)
Loss from discontinued operations, net of tax	(4,254)	(1,190)
Net loss	$(22,340)	$(5,138)
Weighted average number of shares:
Basic and Diluted	26,457	25,009
Basic and Diluted loss per share:
Continuing Operations	$(0.68)	$(0.16)
Discontinued Operations	$(0.16)	$(0.05)
Total	$(0.84)	$(0.21)

	Three Months Ended
	December 31,
	2014	2013
Capitalized interest in inventory, beginning of period	$87,619	$52,562
Interest incurred	30,283	32,441
Interest expense not qualified for capitalization and included as other expense	(9,747)	(16,032)
Capitalized interest amortized to house construction and land sales expenses	(8,287)	(7,135)
Capitalized interest in inventory, end of period	$99,868	$61,836

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share and per share data)

	December 31, 2014	September 30, 2014
ASSETS
Cash and cash equivalents	$138,680	$324,154
Restricted cash	64,092	62,941
Accounts receivable (net of allowance of $1,267 and $1,245, respectively)	32,316	34,429
Income tax receivable	46	46
Inventory
Owned inventory	1,677,611	1,557,496
Land not owned under option agreements	1,443	3,857
Total inventory	1,679,054	1,561,353
Investments in marketable securities and unconsolidated entities	34,735	38,341
Deferred tax assets, net	46	2,823
Property, plant and equipment, net	19,315	18,673
Other assets	21,102	23,460
Total assets	$1,989,386	$2,066,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$65,845	$106,237
Other liabilities	127,542	142,516
Obligations related to land not owned under option agreements	1,248	2,916
Total debt (net of discounts of $4,209 and $4,399 respectively)	1,536,591	1,535,433
Total liabilities	$1,731,226	$1,787,102

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 27,448,293 and 27,173,421 issued and outstanding, respectively)	27	27
Paid-in capital	852,800	851,624
Accumulated deficit	(593,597)	(571,257)
Accumulated other comprehensive loss	(1,070)	(1,276)
Total stockholders’ equity	258,160	279,118
Total liabilities and stockholders’ equity	$1,989,386	$2,066,220

Inventory Breakdown
Homes under construction	$325,074	$282,095
Development projects in progress	811,021	786,768
Land held for future development	312,148	301,048
Land held for sale	68,358	51,672
Capitalized interest	99,868	87,619
Model homes	61,142	48,294
Land not owned under option agreements	1,443	3,857
Total inventory	$1,679,054	$1,561,353

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
($ in thousands, except otherwise noted)

	Quarter Ended December 31,
SELECTED OPERATING DATA	2014	2013
Closings:
West region	316	435
East region	305	338
Southeast region	264	265
Total closings	885	1,038

New orders, net of cancellations:
West region	405	351
East region	286	308
Southeast region	275	236
Total new orders	966	895

Backlog units at end of period:
West region	646	654
East region	581	631
Southeast region	544	465
Total backlog units	1,771	1,750

Dollar value of backlog at end of period (in millions)	$560.5	$500.0

Homebuilding Revenue:
West region	$86,318	$120,212
East region	101,832	106,879
Southeast region	73,432	62,867
Total homebuilding revenue	$261,582	$289,958

	Quarter Ended December 31,
SUPPLEMENTAL FINANCIAL DATA	2014	2013
Revenues:
Homebuilding	$261,582	$289,958
Land sales and other	4,182	3,212
Total	$265,764	$293,170

Gross profit (loss):
Homebuilding	$35,277	$54,450
Land sales and other	(59)	220
Total	$35,218	$54,670

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.
In addition, given the unusual size and nature of charges recorded during the quarter ended December 31, 2014, homebuilding gross profit is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the company.

	Quarter Ended December 31,
	2014		2013
Homebuilding gross profit	$35,277	13.5%	$54,450	18.8%
Inventory impairments and lot option abandonments (I&A)	—		31
Homebuilding gross profit before I&A	35,277	13.5%	54,481	18.8%
Interest amortized to cost of sales	8,194		7,135
Homebuilding gross profit before I&A and interest amortized to cost of sales	43,471	16.6%	61,616	21.2%
Unexpected warranty costs	13,582		—
Homebuilding gross profit before I&A, interest amortized to cost of sales and unexpected warranty costs	$57,053	21.8%	$61,616	21.2%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total company net loss, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.
In addition, given the unusual size and nature of charges recorded during the quarter ended December 31, 2014, Adjusted EBITDA is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the company.

	Quarter Ended December 31,
	2014	2013
Net loss	$(22,340)	$(5,138)
(Benefit from) provision for income taxes	(697)	52
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	18,034	23,167
Depreciation and amortization and stock compensation amortization	3,715	3,516
Inventory impairments and option contract abandonments	—	31
Adjusted EBITDA	$(1,288)	$21,628
Unexpected warranty costs and discontinued operations accrual	17,582	—
Adjusted EBITDA excluding unexpected warranty costs and discontinued operations accrual	$16,294	$21,628